EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT is made effective as of the 20th day of February, 2004

BETWEEN:  NS8 CORPORATION, a Company incorporated under the laws of the State
          ---------------
          of Delaware, having offices at Two Union Square, 601 Union Street, Suite 4200, Seattle, Washington 98101 and Suite 700, 1311 Howe Street, Vancouver, British Columbia V6Z 2P3


          (hereinafter  called  "Employer"  or  "NS8",  as  the context implies)


AND: MARC STRAUCH,residing at 20430 NE 108th Street, Redmond, State of Washington, United States of America 98053

          (hereinafter  called  the  "Executive")

                                    RECITALS

A. The Employer is in the business of designing and producing online business applications in the areas of streaming software, digital media rights and data-content management, audio-video communications, and corporate collaboration systems.

B. The Executive is in the business of designing and developing marketing strategies and business development programs for technology related businesses and producing marketing materials collateral thereto.

C. The Employer wishes to employ the Executive as it's Chief Marketing Officer and the Executive wishes to be employed as the Chief Marketing Officer of the Employer pursuant to the mutual covenants, terms, and conditions of this agreement (the "Agreement").

                                    AGREEMENT

     In consideration of the mutual covenants, terms, and conditions of this Agreement, the parties hereto agree as follows:


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1.     APPOINTMENT  AND  DUTIES  AS  CHIEF  MARKETING  OFFICER
       -------------------------------------------------------

(a) The Employer hereby appoints the Executive to the positions of Chief Marketing Officer of NS8 and the Executive hereby accepts such appointment and agrees to carry out the duties, responsibilities, and obligations of that position and to duly exercise the powers afforded to him by such appointment upon the terms and conditions set forth in this Agreement. As Chief Marketing Officer, the responsibilities of Executive will include, but will not be limited to, the following:

(i) Assuming overall responsibility for Employer's go-to-market strategy, tactics, messaging, branding, positioning, competitive analysis, collateral development, market launch, and execution of the foregoing, with positioning to Business Decision Makers (BDM), Technical Decision Makers (TDM), and Information Technology (IT) Professionals in terms of economic justification and business case development;

(ii) Assisting the President and other senior executives of Employer in New Business Development, executing the Employer's business, marketing, and strategic plans, and participating in key marketing and project roll-outs;

(iii) Reporting to and assisting the Board of Directors regarding strategic direction matters, business development and related opportunities;

(iv) Assisting in leading the Employer to technological and competitive market dominance, including participating in key negotiations;

(v) Executing any other duties and carrying out such other functions as might be reasonably required by the Board of Directors of the Employer;

(vi) Preparing or assisting in the preparation of materials for shareholder or public dissemination; and

(vii) Being willing to act as a director and officer of the Employer or any of its subsidiaries or joint ventures.

(b) As Chief Marketing Officer, the Executive's critical responsibilities and overall performance will be reviewed by the Board of Directors of the Employer every quarter (three months) during the Term of this Agreement (the "Review(s)"). Within 30 days after the completion of each quarterly Review the Board of Directors will prepare a written report (the "Report(s)") that will summarize the essential elements of the relevant quarterly Review. The Reports will include, without limiting the generality of the foregoing, the Board of Directors' (i) evaluation of the critical responsibilities and overall performance of the Executive as Chief Marketing Officer of the Employer during


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the  preceding  quarter;  (ii)  recommendations  regarding  the upgrading of the
Executive's involvement in the operations of the Employer; and (iii) recommendations regarding the increase or decrease of the Executive's duties, responsibilities and obligations as an executive of the Employer. Upon the completion of each Report, the relevant Report will be presented to the Executive for his review and consideration. The Executive or designated representatives of the Board of Directors may then request and require a meeting with the other to discuss the Report and implement such action as might be deemed appropriate in the circumstances. The failure or delay in the production of any quarterly Report will not be deemed a default on the part of the Board of Directors or the Employer and any such Report may be prepared as soon as the Board is able to do so.

(c) Executive shall complete an officers and directors questionnaire and when appropriate, provide full, true, and accurate disclosures as may be necessary from time to time, and provide full disclosures regarding any potential conflicts of interest and other information that might materially affect Employer or otherwise as may be required to comply with Sarbanes-Oxley legislation, securities laws, and other applicable legislation.

2.     TERM  OF  APPOINTMENT
       ---------------------

The appointment of the Executive to the position of Chief Marketing Officer will commence March 1, 2004 (the "Commencement Date"), and shall continue until terminated in accordance with the provisions of this Agreement. The initial six
(6) months of the term hereof shall be a probationary period ("Probation Period"), during which period the Employer may terminate Executive with cause immediately and without any advance notice, or without cause upon two weeks advance written notice. After the expiration of the Probation Period, Employer may only terminate Executive pursuant to Section 10 hereof.

3.     COMPENSATION
       ------------

(a) The fixed remuneration of the Executive for his services shall be at the rate of One Hundred Twenty-five Thousand Dollars (US$125,000) per annum for the first year of employment; provided, however, that at the end of the Probation Period the performance of the Executive and Employer's business shall be reviewed and evaluated by the Board of Directors (the "Board") to determine if the performance of Executive justifies an increase of the fixed remuneration and to determine if Employer then has the ability to pay Executive a greater rate of fixed remuneration for the balance of the first year of Employment or for a part thereof. If the Board determines that in all the circumstances it is appropriate that the fixed remuneration should be increased then it will be adjusted accordingly. The fixed remuneration shall thereafter be reviewed and, if appropriate, adjusted on each anniversary of the Commencement Date of his employment pursuant to this Agreement upon agreement of Executive and Employer.


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The  review  will  be undertaken by assessing the Executive's achievement of the over-all objectives established by the Employer and by having regard to the market rates of remuneration paid in the United States for similar duties and responsibilities for similar sized companies. Employer shall withhold all federal income and payroll taxes from such compensation as required by law.

(b) In addition to the fixed remuneration, the Executive might receive from the Employer, at the sole discretion of Employer's Board, a cash or stock bonus payment based on a percentage of sales of the Employer's business for each year during the period of his employment under this Agreement from and including the employment year commencing on the Commencement Date of this Agreement (the "Sales Bonus"). If granted, the Sales Bonus will be based on a percentage of sales to be determined by the Board upon the achievement by the Executive and the Employer's business of certain performance benchmarks and criteria determined by the Board. The Board will determine whether all or any part of the Sales Bonus will be paid in the form of Employer's common stock. Employer shall withhold all federal income and payroll taxes from such compensation as required by law.

(c) Upon the date of this Agreement first written above (the "Effective Date"), Employer will grant the Executive (i) Two Million (2,000,000) shares of Employer's common stock as restricted shares (the "Granted Shares"), and (ii) nonqualified stock options to acquire One and One-half Million (1,500,000) shares of the Employer's common stock at an exercise price which equals the closing market price of the stock as of the Effective Date of this Agreement (the "NSO's), which NSO's shall be subject to all terms, conditions, and qualifications set forth in Section 4A hereof. All such Granted Shares and NSO's shall be forfeit to the Employer in the event the Employer terminates this Agreement in accordance with Section 10(a)(ii) during the first year hereof calculated from the Commencement Date, or if Executive shall terminate this Agreement during the first year hereof calculated from the Commencement Date for any reason. The Employer will issue the share certificate representing the Granted Shares to Executive on the anniversary date of the Commencement Date if the Granted Shares have not previously been forfeited to the Employer.

(d) In addition to the Executive's Granted Shares and NSO's, the Executive will also be able to participate, to the extent determined by the Compensation Committee of the Board of Directors, in additional stock bonus or stock option plans of the Employer after completing one (1) year of service to the Employer calculated from the Commencement Date.

4.     BENEFITS
       --------

(a) Automobile and Travel. The Employer will reimburse the Executive for his automobile expenses based on his actual mileage at the rate of $0.375USD per


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mile;  provided,  however,  Employer's  total  obligation  for  reimbursement of
Executive's automobile expenses shall not exceed $600USD per month. Employer will withhold all federal income and payroll taxes from such compensation as required by law. Other "non-automobile" travel expenditures will be dealt with in the manner described in sub-paragraph 4(b). The Executive will be provided with a reasonable allowance for hotel or necessary housing in the event that the Executive might be required to reside outside of the area of his current residential location.

(b) Expenses. It is understood and agreed that the Executive will incur expenses in connection with his duties under this Agreement. The Employer will reimburse the Executive for any reasonable and necessary expenses provided that the Executive provides to the Employer an itemized written account and receipts acceptable to the Employer within 30 days after they have been incurred. The Employer will reimburse the Executive monthly provided the Executive submits his itemized written account and receipts acceptable to the Employer on a regular monthly basis in a timely fashion. Employer shall not be obligated to reimburse Executive for any item in excess of $2,000USD unless approved in advance by the Board.

(c) Benefit Plans. Employer has arranged a benefits plan for its Canadian resident employees, including dental, medical and extended health care benefits and life insurance. Since the Employer's existing benefits plan is unable to accommodate the Executive because of his status as a resident of the United States of America, Executive will be covered by a new benefits coverage plan package being arranged in the United States for the Executive and for all personnel of Employer who are residents of the United States, with coverage to be effective upon the Commencement Date, if possible. Employer will reimburse the Executive for premiums paid for the period after the Commencement Date for Executive's current individual policies for dental, medical and extended health care benefits for Executive and his spouse until the benefits plan for U.S. residents is implemented. Employer will only pay the premiums for life insurance coverage included under the current individual policies for dental, medical and extended health care benefits of Executive and his spouse and not for any other life or disability policies covering Executive and his spouse. The life insurance coverage under the U.S. benefits coverage package shall be in the amount provided under Employer's Canadian benefits coverage package. The U.S. benefits plan will be subject to the approval of the Board.

(d) throughout the term hereof, the Employer shall obtain and maintain one or more policies of directors and officers liability insurance providing coverage on a claims made basis, limits, and deductibles comparable to those obtained by other similarly situated companies, and reasonably acceptable to Executive. Employer shall maintain such insurance following the termination of this Agreement for any reason for the statute of limitations on covered risks in respect of the period of Executive's employment, or shall obtain tail coverage for the benefit of Executive for such period of limitations, at Employer's


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expense.  It  is  understood  and agreed by the parties that while Employer will exercise all reasonable efforts to obtain such coverage, it might be required to accept a lesser amount of coverage on less favorable terms due to insurance market conditions and the availability of coverage. In addition, Employer shall indemnify Executive as described on Exhibit A hereto, in addition to Executive's indemnification rights under Employer's Articles of Incorporation and Bylaws.

(e) Executive agrees that Employer will be permitted to obtain insurance coverage in respect of the Executive, if possible, for an amount not less than $1,000,000 USD as part of Employer's key-man insurance and that the beneficiary of such insurance in the event of the death or disability of Executive will be the Employer.

4A.     TERMS  AND  CONDITIONS  OF  NSO'S
        ---------------------------------

(a) The NSO's shall be exercisable at any time, in whole or in part, during the five (5) year period commencing upon the expiration of one year following the Commencement Date of this Agreement.

(b) If at any time during the option period the Employer registers any of its securities for sale, Executive shall be entitled to require the registration of the shares to be issued pursuant to the NSO's. Further, if at any time during the option period the Employer shall be entitled to register the shares to be issued pursuant to the NSO's on Form S-3, Executive shall be entitled to demand registration of such shares.

(c) Executive shall be entitled to participate in any proposed sale arrangement with other founders and/or executives of the Employer pursuant to exemptions from registration, subject to all restrictions of the Securities Act of 1933.

(d) The NSO's shall be nontransferable, other than to an entity in which Executive exercises 100% control, or to a trust in which all beneficial interests are held by members of Executive's immediate family.

(e) The shares to be issued upon exercise of the NSO's are restricted shares, and, unless registered, will bear legends imposed by the Securities Act of 1933. So long as Executive is employed by Employer, Rule 144 will limit and control all dispositions of such shares.

(f) If at any time a purchaser is to acquire more than twenty percent (20%) of the issued and outstanding capital stock of the Employer, then Executive shall be deemed to have exercised all NSO's then held, and the Employer shall pay additional compensation to Executive in an amount such that, after withholding all payroll and other taxes associated with such additional compensation, the net additional compensation shall be equal to the total tax obligation of Executive resulting from the exercise of all NSO's then held,


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which  net  sum  the  Employer  shall  withhold and deposit with appropriate tax authorities  on  behalf  of  Executive  as  provided  by  law.

(g) If Employer shall adopt a stock option plan after the date hereof to which the NSO's shall be subject, the provisions of this Agreement shall control over any contrary provisions in such plan.

5.     AUTHORITY
       ---------

(a) The Executive shall have, subject always to the general or specific instructions and directions of the Board of the Employer, full power and authority to manage and direct the marketing program and the Marketing Department (the "Marketing Functions") of the Employer (except for those matters and duties as by law must be transacted or performed by the Board, the Chairman of the Board, the Chief Executive Officer or the President of Employer). With respect to Marketing Functions, the Executive will have the power and authority to enter into contracts, engagements or commitments in the name of and on behalf of the Employer and to engage, employ and dismiss employees, consultants and agents of the Employer other than officers or Directors of the Employer, provided that in each such case Executive obtains the prior approval of the Board to the proposed action.

(b) The Executive shall conform to all lawful instructions and directions given to him by the Board of Directors of the Employer, and obey and carry out the Articles and By-laws of the Employer.

(c) Notwithstanding the forgoing, during the Probation Period, Executive shall not have authority, without the prior written approval of the Board of Directors, to execute any financial transaction document on behalf of the Employer, or to hire or terminate any executive of the Employer.

6.     SERVICE
       -------

(a) The Executive, throughout the term of his appointment and except as otherwise disclosed in writing as of the Commencement Date, shall devote his full business time and attention to the business and affairs of the Employer, its affiliates and subsidiaries and shall not, without the consent in writing of the Board undertake any other business or occupation or become a director, officer, employee, consultant or agent of any other company, firm, or individual.

(b) The Executive shall well and faithfully serve the Employer, its affiliates and subsidiaries and use his best efforts to promote the interests thereof and shall not disclose the private affairs or trade secrets of the Employer, its affiliates, or subsidiaries to any person other than to the Directors of the Employer or disclose for any purpose other than for those of


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the  Employer  any  information  the  Executive might acquire in relation to the
Employer's  business.

(c) The Executive shall attend at the Employer's office in Seattle on a daily basis during regular business hours, Monday to Friday, except when he is required to attend at the Vancouver, BC office or elsewhere to attend to Employer's business.

7.     INTENTIONALLY  OMITTED
       ----------------------

8.     CONFIDENTIAL  INFORMATION
       -------------------------

The Executive acknowledges that as the Chief Marketing Officer and in any other position as the Executive may hold, the Executive will acquire information about certain matters and things which are confidential to the Employer, and which information is the exclusive property of the Employer. As of the Commencement Date and at all times thereafter, Executive shall be bound by and observe the Employer's Non-Disclosure Agreement previously executed and delivered by Executive. Further, the Executive shall at all times comply with Employer's standard policies and procedures in office security monitoring and surveillance activities within the premises of Employer.

9.     VACATION
       --------

The Executive shall be entitled during each year to five (5) weeks paid vacation. The vacation shall be taken at the time or times as the Board may approve. The Executive shall be allowed to carry forward two (2) unused vacation into the next calendar year but not further.

10.     TERMINATION  OF  EMPLOYMENT
        ---------------------------

(a) The parties understand and agree that this Agreement may be terminated in the following manner in the specified circumstances:

(i) by the Executive, at any time, for any reason, on the giving of 8 weeks written notice to the Employer. The Employer may waive notice, in whole or in part.

(ii) by the Employer, without any notice or pay in lieu thereof, for good cause shown. For the purposes of this Agreement, good cause shown shall be limited to:

(1) any material breach by the Executive of the provisions of this Agreement involving deceit or fraud, or any material breach by the Executive of the Non-Disclosure Agreement causing the Employer material damage;

(2) any conduct of the Executive which results in publicity which, in the reasonable opinion of the Employer, which opinion shall be subject to the


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dispute resolution provisions hereof, brings himself or the Employer into public disrepute;

(3) conviction of the Executive of a criminal offense punishable as a felony.

Failure by the Employer to rely on the provision of this paragraph in any given instance or instances, shall not constitute a precedent or be deemed a waiver of its rights hereunder.

(iii) at any time after the Commencement Date by the Employer for any of the following reasons upon giving the Executive at least one month's advance notice in writing and on paying to the Executive termination (severance) pay in an amount equal to one month's compensation (as defined in sub-paragraph 3(a) above) for each full year of his employment:

(1) Executive is convicted of a criminal offense (other than a felony or traffic violations);

(2) Executive fails to provide adequate reporting of progress and material results to the Board of Directors, or, in the absence of the Board of Directors, to the Chairman of the Board of Directors;

(3) Executive commits an act of corporate espionage, or any act constituting a breach of any of the Employer's rules or agreements governing confidentiality of trade secrets or confidential information;

(4) Executive distributes or exchanges any confidential information regarding the Employer or its products or services which, directly or indirectly, has a material adverse effect on the Employer or its business;

(5) Executive is convicted of any criminal or quasi-criminal offense relating to insider trading, or it is determined by any relevant governing authority that Executive has violated any legislation, regulation, or rule relating to insider trading;

(6) Executive fails to adequately perform his duties and responsibilities pursuant to the terms and conditions of this Agreement or as directed by the Board of Directors of Employer; or

(7) Executive is in violation of or fails to adequately comply with any material term or condition of this Agreement or any direction of the Board of Directors of the Employer.


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(b)     The  parties  understand  and  agree  that  the  giving of notice or the payment of pay in lieu of notice by the Employer to the Executive on termination of the Executive's employment shall not prevent the Employer from alleging cause for the termination.

(c) On termination of employment the Executive shall immediately resign all offices held (including directorships) in the Employer, its affiliates and subsidiaries and except as provided in this Agreement, the Executive shall not be entitled to receive any severance payment or compensation for loss of office or otherwise by reason of the resignation. If the Executive fails to resign as mentioned the Employer is irrevocably authorized to appoint some person in the Executive's position, place and stead and in his name and on the Executive's behalf to sign any documents or do any things necessary or requisite to give cause to such resignation.

11.     EMPLOYER'S  PROPERTY
        --------------------

The Executive acknowledges that all items of every nature or kind created or used by the Executive pursuant to the Executive's employment under this Agreement, or furnished by the Employer to the Executive, and all equipment, automobiles, credit cards, software or hardware, books, records, reports, files, diskettes, manuals, literature, confidential information or other materials shall remain and be considered the exclusive property of the Employer ("Employer Property") at all times and shall be immediately surrendered to the Employer at the request of the Employer, or in the absence of a request, on the termination of the Executive's employment the Employer shall have the right to repossess or seize any or all of the Employer Property from the Executive without notice where ever the Employer Property may me located.

11A.     INTELLECTUAL  PROPERTY  RIGHTS
         ------------------------------

(a) For purposes of this Agreement, "Inventions" includes, without limitation, information, inventions, contributions, improvements, ideas, or discoveries, whether protectable or not, and whether or not conceived or made during work hours. Executive shall be entitled to proportionate credit with respect to all Inventions to which Executive makes a direct contribution. Notwithstanding the forgoing, however, Executive shall assert no ownership claim with respect to any Invention (i) unless the Board of Directors of the Employer determines that Employer cannot commercially exploit such Invention, (ii) unless the Employer becomes insolvent, (iii) at any time when such Invention constitutes collateral held by any financial institution to secure financing for the Employer, or (iv) during the course of or following the sale of such Invention by Employer.

(b) Executive agrees to promptly disclose in writing to Employer during the term hereof, all Inventions developed during the term hereof in which Executive believes he directly participated and claims an interest so that Executive's rights and Employer's rights in such Inventions can be determined.


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

(c)     NOTICE:  IN  ACCORDANCE WITH WASHINGTON LAW, THIS SECTION DOES NOT APPLY
        ------
TO INVENTIONS FOR WHICH NO EQUIPMENT, SUPPLIES, FACILITY, OR TRADE SECRET INFORMATION OF EMPLOYER WAS USED AND WHICH WAS DEVELOPED ENTIRELY ON EXECUTIVE'S OWN TIME, UNLESS: (A) THE INVENTION RELATES (I) DIRECTLY TO THE BUSINESS OF EMPLOYER OR (II) TO EMPLOYER'S ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT, OR (B) THE INVENTION RESULTS FROM ANY WORK PERFORMED BY EXECUTIVE FOR EMPLOYER.

11B.     RESOLUTION  OF  DISPUTES
         ------------------------

(a) Except for the right of Employer and Executive to seek injunctive relief in court, any controversy, claim or dispute of any type arising out of or relating to Executive's employment or the provisions of this Agreement shall be resolved in accordance with this Section regarding resolution of disputes, which will be the sole and exclusive procedure for the resolution of any disputes. This Agreement shall be enforced in accordance with the Federal Arbitration Act, the enforcement provisions of which are incorporated by this reference. Matters subject to these provisions include, without limitation, claims or disputes based on statute, contract, common law and tort and will include, for example, matters pertaining to termination, discrimination, harassment, compensation and benefits. Matters to be resolved under these procedures also include claims and disputes arising out of statutes such as the Fair Labor Standards Act, Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Washington Minimum Wage Act, and the Washington Law Against Discrimination. Nothing in this provision is intended to restrict Executive or Employer from submitting any matter to an administrative agency with jurisdiction over such matter.

(b) Employer and Executive will make a good faith attempt to resolve any and all claims and disputes by submitting them to mediation in Seattle, Washington, before resorting to arbitration or any other dispute resolution procedure. The mediation of any claim or dispute must be conducted in accordance with the then-current JAMS procedures for the resolution of employment disputes by mediation, by a mediator who has had both training and experience as a mediator of general employment and commercial matters. If the parties to this Agreement cannot agree on a mediator, then the mediator will be selected by JAMS in accordance with JAMS' strike list method. Within thirty (30) days after the selection of the mediator, Employer and Executive and their respective attorneys will meet with the mediator for one mediation session of at least four hours. If the claim or dispute cannot be settled during such mediation session or mutually agreed continuation of the session, either Employer or Executive may give the mediator and the other party to the claim or dispute written notice declaring the end of the mediation process. All discussions connected with this mediation provision will be confidential and treated as compromise and settlement discussions. Nothing disclosed in such discussions, which is not independently discoverable, may be used for any purpose in any later proceeding.

The mediator's fees will be paid in equal portions by Employer and Executive, unless Employer agrees to pay all such fees.

(c) If any claim or dispute has not been resolved in accordance with subsection (b) of this Section, then the claim or dispute will be determined by arbitration in accordance with the then-current JAMS employment arbitration rules and procedures, except as modified herein. The arbitration will be conducted by a sole neutral arbitrator who has had both training and experience as an arbitrator of general employment and commercial matters and who is and for at least ten (10) years has been, a partner, a shareholder, or a member in a law firm. If Employer and Executive cannot agree on an arbitrator, then the arbitrator will be selected by JAMS in accordance with Rule 13 of the JAMS employment arbitration rules and procedures. No person who has served as a mediator under the mediation provision, however, may be selected as the arbitrator for the same claim or dispute. Reasonable discovery will be permitted and the arbitrator may decide any issue as to discovery. The arbitrator may decide any issue as to whether or as to the extent to which any dispute is subject to the dispute resolution provisions in Section 12 and the arbitrator may award any relief permitted by law. The arbitrator must base the arbitration award on the provisions of this Section and applicable law and must render the award in writing, including an explanation of the reasons for the award. Judgment upon the award may be entered by any court having jurisdiction of the matter, and the decision of the arbitrator will be final and binding. The statute of limitations applicable to the commencement of a lawsuit will apply to the commencement of arbitration under this subsection (c). The arbitrator's fees will be paid in equal portions by Employer and Executive.
(d) Unless otherwise agreed, the prevailing party will be entitled to its costs and reasonable attorneys' fees incurred in the resolution of any dispute relating to the interpretation or enforcement of this Agreement.

12.     ASSIGNMENT  OF  RIGHTS
        ----------------------

The rights which accrue to the Employer under this Agreement shall pass to the successors or assigns of the business of Employer as a going concern if the assignment of this Agreement is a condition of such transfer of the business of Employer. The rights of the Executive under this Agreement are not assignable or transferable in any manner.

13.     NOTICES
        -------

(a) Any notice required or permitted to be given to the Executive shall be sufficiently given if delivered to the Executive personally or if mailed by registered mail to the Executive's address last known to the Employer, or if delivered to the Executive via facsimile.

(b) Any notice required or permitted to be given to the Employer shall be sufficiently given if mailed by registered mail to the Employer's Vancouver, BC office at its address last known to the Executive, or if delivered to the Employer via facsimile.

14.     SEVERABILITY
        ------------

In the event that any provision or part of this Agreement shall be deemed void or invalid by a court of competent jurisdiction, the remaining provisions or parts shall be and remain in full force and effect.

15.     ENTIRE  AGREEMENT
        -----------------

This contract constitutes the entire Agreement between the parties with respect to the employment and appointment of the Executive as Chief Marketing officer and any and all previous agreements, written or oral, express or implied, between the parties or on their behalf, relating to the employment and appointment of the Executive by the Employer, are terminated and canceled and each of the parties releases and forever discharges the other of and from all manner of actions, causes of action, claims and demands whatsoever, under or in respect of any agreement.

16.     MODIFICATION  OF  AGREEMENT
        ---------------------------

Any modification to this Agreement must be in writing and signed by the parties or it shall have no effect and shall be void.

17.     HEADINGS
        --------

The headings used in this Agreement are for convenience only and are not to be construed in any way as additions to or limitations of the covenants and agreements contained in it.

            REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK

                           NEXT PAGE IS EXECUTION PAGE


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

18.     GOVERNING  LAW
        --------------

This Agreement shall be construed in accordance with the laws of the State of Washington, United States of America.

     IN WITNESS WHEREOF this Agreement has been executed by the parties as of the day, month and year first above written.

SIGNED,  SEALED  AND  DELIVERED
BY  MARC  STRAUCH
in  the  presence  of:          )
                                )
________________________________)          _____________________________
Witness  -  Signature           )          Executive's  Signature
                                )
________________________________)          _____________________________
Witness - Print Name            )          Executive - Social Security Number



AGREED  TO  AND  ACCEPTED  BY:


NS8  CORPORATION


Per:  _______________________________
      Authorized  Signing  Officer/Director


Per:  _______________________________
      Authorized  Signing  Officer/Director

                                    EXHIBIT A

                        ADDENDUM TO EMPLOYMENT AGREEMENT


This is an Addendum to that certain Employment Agreement (the "Agreement") having an Effective Date as of February ____, 2004, between NS8 CORPORATION, as "Employer," and MARC STRAUCH, as "Executive," whereby the Employer and Executive hereby mutually agree to amend the Agreement to add the following indemnification provisions to the Agreement:


1.     Indemnification  of  Executive
       ------------------------------

The Employer agrees to indemnify and hold harmless the Executive from and against any claims, losses, damages, expenses or liabilities (collectively, "Losses"), including without limitation legal fees and accounting fees (subject to the limitations set forth below), incurred in connection with investigating, preparing, defending, paying, settling or compromising any action, claim; or proceeding (whether or not in connection with any pending or threatened litigation in which the Executive is a named party) to which the Executive may become subject and which is related to or arises out of the engagement or performance of the services of the Executive contemplated in this Agreement. The Employer will not, however, be responsible to the Executive with respect to any Losses to the extent that a court of competent jurisdiction shall have determined by a final judgment that such Losses resulted from actions taken or omitted to be taken by the Executive due to the Executive's gross negligence or wilful misconduct.

The Employer will reimburse the Executive for Losses as such Losses are incurred or paid, notwithstanding the absence of judicial determination as to the propriety or enforceability of the Employer's obligation to reimburse the Executive for such Losses and the possibility that such payments might later be held by a court of competent jurisdiction to have been improper. To the extent that any such interim reimbursement is so held to have been improper, the Executive shall promptly return it to the Employer, together with interest, compounded annually, equal to the prime rate announced from time to time by Bank of America, San Francisco, California.

The Employer also agrees that Executive shall have no liability, whether at law or in equity, to the Employer or its affiliates, directors, officers, employees, agents, advisors, representatives, control persons or stockholders, directly or indirectly, related to or arising out of the engagement or performance of the services of the Executive contemplated in this Agreement, except Losses incurred by the Employer to the extent a court of competent jurisdiction shall have determined by a final judgment that such Losses resulted primarily from actions taken or omitted to be taken by the Executive due to the Executive's gross negligence or wilful misconduct. In no event, regardless of the legal theory advanced, shall the Executive be liable for any consequential, indirect, incidental or special damages of any nature.

2.     Addendum  Incorporated  into  Agreement  by  Reference
       ------------------------------------------------------

All of the terms, provisos and conditions of this Addendum are hereby incorporated into the Agreement by reference and shall form a part thereof for all purposes


IN  WITNESS WHEREOF, the parties have duly signed and delivered this Addendum to
--------------------------------------------------------------------------------
the  Agreement  as  of  the  day  and  year  first  above  written.
-------------------------------------------------------------------

                                                        NS8  CORPORATION

                                                        By:
                                                            --------------------
                                                        Name:
                                                              ------------------
                                                        Title:
                                                               -----------------

                                                        MARC STRAUCH

                                                        By:
                                                            --------------------
                                                        Name: Marc Strauch